Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-171964) of our report dated June 30, 2011 relating to the financial statements, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

Buenos Aires, Argentina

April 25, 2012

PRICE WATERHOUSE & CO. S.R.L.

by /s/ Daniel A. López Lado (Partner)
Daniel A. López Lado

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires

T: +(54.11) 4850.0000, F: +(54.11) 4850.1800, www.pwc.com/ar